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                                                                EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


June 3, 1998



To the Board of Directors and
Shareholders of Holdings BF SA



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Bolle Inc. of our report dated November 26, 1997 relating to the combined financial statements of Holdings BF SA, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Lyon, France



Befec - Price Waterhouse



/s/ Olivier Auscher


Olivier Auscher